UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2015

AUDIOEYE, INC.

DELAWARE	333-177463	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 500

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Reference is made to Item 5.02 with respect to the engagement of Carr Bettis as Executive Chairman/Chairman of the Board of AudioEye, Inc. (the “Company”).

Item 5.02                                           Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On July 1, 2015, the Company entered into an Executive Employment Agreement with Carr Bettis pursuant to which Dr. Bettis was employed as the Company’s Executive Chairman/Chairman of the Board.  The term of the Executive Employment Agreement is one year commencing July 1, 2015, terminable at will by either the Company or Dr. Bettis and subject to extension upon mutual agreement.  He is to receive a base annual salary of $175,000 during the employment period, paid at the end of every calendar quarter in the form of options to purchase shares of the Company’s common stock.  The number of options to be issued for each quarterly period will be determined by means of a Black Scholes valuation whereby the number of options issued would have a value at the time of issuance equal to the dollar value of Dr. Bettis’ base salary for each calendar quarter. He is entitled to receive bonuses at the sole discretion of the Company’s board of directors or the compensation committee.  Dr. Bettis is also entitled to equity awards under the Company’s incentive compensation plans.

Item 9.01                                           Financial Statements and Exhibits.

10.1                        Executive Employment Agreement dated as of July 1, 2015 between the Company and Carr Bettis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2015	AUDIOEYE, INC.

	By:	/s/ Sean Bradley
Sean Bradley, President

Index to Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement dated as of July 1, 2015 between the Company and Carr Bettis.